Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT of 2002

In connection with the Annual Report on Form 10-K/A of Rimrock Gold Corp. (the “Company”) for the fiscal year ended August 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jordan Starkman, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Annual Report on Form 10-K/A for the year ended August 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual  Report on Form 10-K/A for the year ended August 31, 2013, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 12, 2014

RIMROCK GOLD CORP.

/s/ Jordan Starkman
Jordan Starkman President and Secretary (Duly Authorized, Principal Executive Officer and Principal Financial Officer)